XBiotech

Board Member Agreement

This Agreement (this "Agreement"), dated as of the 20th day of March 2018, is between, Donald H. MacAdam, an individual having a residence at 56 Kelly Drive, Port Dover, Ontario, Canada N0A 1N5, (the "Board Director"), and XBiotech Inc., a Canadian corporation with a place of business at 300-1055 West Hastings Street, Vancouver BC V6E 2E9 Canada (the "Company").

WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the Board Director with the Company;

NOW, THEREFORE, the parties agree as follows:

1. Effective Date. This Agreement shall be effective as of the 19th day of March 2018 (the "Effective Date").

2. Term. Subject to the provisions of Section 13 of this Agreement, this Agreement shall commence on the Effective Date and be effective until the date terminated by either the Company or Board Director (the "Term").

3. Position. During the Term, the Board Director shall act as a "Board Member" to the Company.

4. Duties and Reporting Relationship. During the Term, the Board Director shall be generally available for mutually agreed times during business hours. The Board Director agrees that they shall represent the Company as a "Board Member". Such representations may be made by the Company in SEC filings, during Presentations, Business Plans, on the Company Website, or any other place deemed fit by the Company. The Company may request that you participate in discussions, as suitable to your schedule and availability, with third parties from time to time. You will be asked to chair the Company's compensation committee.

5. Compensation: On the effective date of this agreement, Donald H. MacAdam (the "Option Holder") will be granted non-qualified stock options under the Company's 2015 Equity Incentive Plan (the "Plan") to purchase 25,000 shares of the Company's common stock, and an additional 12,500 options will be granted on or about the date of the Company's annual stockholders meeting. During Option Holder's service as a Board Member in years following 2018, the Option Holder will be granted 25,000 options annually on or about the date of the Company's annual stockholders meeting. All granted options will be exercisable at a price equal to the closing price of the Company's common stock, as reported by NASDAQ, on the date of grant, and vest in two equal installments occurring six months and 12 months following the date of grant, subject to continued service as a Director (the "Options"). The Options shall expire ten years from the date of grant, unless terminated earlier in accordance with the Plan or the Option Holder's stock option agreement. In accordance with the Plan, the Options will remain exercisable for 90 days after the date of the Option Holders termination without cause or resignation.

6. Engagement: The Board Director will be compensated for services provided by telephone, in person meetings, time spent on written work, as well as time spent traveling to or from meetings/events. Performance of these duties requires that the Board Director is formally requested to provide these services. A formal request is preferably in the format of a written document/email, but may also include verbal requests that have been clearly discussed between both parties.

7. Business Expense. The Board Director shall be reimbursed for all ordinary and necessary business expenses incurred by the Board Director in connection with her agreement upon timely submission to the Company of receipts and other documentation as required by the Internal Revenue Code of 1986, as amended, and in conformance with the Company's normal expense reimbursement policies and

procedures. Executive shall be entitled to reimbursement at first class commercial airline rates for transcontinental travel.

8. Indemnification and Insurance. Exhibit A hereto, which is hereby incorporated herein as if set forth herein, sets forth certain agreements of the parties hereto in respect of indemnification and insurance.

9. Termination of the Agreement. The Board Director or the Company may terminate this agreement at any time for any reason. The Agreement hereunder shall automatically terminate upon the death of the Board Director. Any purported termination of the Board Director's agreement by the Company or by the Board Director shall be communicated by written notice of termination to the other party hereto.

10. Representation and Warranties.

a. The Company represents and warrants that this Agreement has been authorized by the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms.

b. The Board Director represents and warrants that he is not a party to any agreement or instrument which would prevent him from entering into or performing his duties under this Agreement.

11. Confidentiality. The Board Director agrees to be subject to the Company's reasonable policies concerning Confidentiality and Non-Disclosure as in effect from time to time. The Company agrees that nothing herein or therein shall prevent the Board Director from rendering services in any capacity to any other person or business from time to time, subject to the compliance with any confidentiality and non-disclosure obligations, to the Board Director's obligations as a fiduciary of the Company and to applicable law.

12. Successors; Binding Agreement.

a. This Agreement shall not be assignable by the Board Director.

b. This Agreement is a personal contract and the rights and interests of the Board Director hereunder may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him, except as otherwise expressly permitted by the provisions of this Agreement. This Agreement shall inure to the benefit of and be enforceable by the Board Director and her personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If the Board Director should die while any amount would still be payable to her hereunder had the Board Director continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to her devisee, legatee or other designee or, if there is no such designee, to her estate.

c. The obligations of the Company hereunder may not be assigned by the Company without the prior written consent of the Board Director. This Agreement shall be binding upon and be enforceable against the Company's successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, as well as the Board Director's spouses, heirs, and personal and legal representatives.

13. Entire Agreement. This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and on the Effective Date shall supersede all undertakings and agreements, whether oral or in writing, previously entered into by them with respect hereto. The Board Director represents that, in executing this

Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.

14. Amendment or Modification; Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Board Director and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

15. Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

To the Board Director at:

To the Company at:

Attention: John Simard,
President & CEO
XBiotech USA, Inc.
8201 E Riverside Dr.
Bldg. 4 Ste. 100
Austin, TX 78744

Any Notice delivered personally or by courier under this Section 12 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage paid, return receipt requested, shall be deemed given on the date telecopied or mailed.

16. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

17. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

18. **Governing Law and Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of the laws principles.** Each of the parties to this Agreement agrees that the courts of the States of Delaware and New York shall have exclusive jurisdiction to hear and determine any claim, suit, action or proceeding, and to settle any disputes, which may arise out of or are in any way related to or in connection with this Agreement.

19. Headings. All descriptive headings of the sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph

20. Taxes. The parties agree to cooperate in respect of tax withholding and reporting consequences of the arrangements described herein. The parties acknowledge that there is no U.S. federal tax withholding requirement applicable under current law to the compensation described herein. The Company agrees to facilitate, to the extent

XBiotech

reasonably practical, the performance of the Board Director's services in a manner that minimizes the Board Director's U.S. tax obligations.

21. Counterparts. This Agreement may be executed and delivered, including by facsimile transmission or by electronic transmission in Adobe portable document format (or a "PDF file"), in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

By: ______________________
Donald H. MacAdam

By: ______________________
John Simard
President & CEO

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